Joint Filing Agreement

      In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Berg Electronics Corp., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by
Section 13d-1(f)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Date:  September 8, 1998

                                   BERG ACQUISITION CO.


                                   By: /s/ Philippe Anglaret
                                       -------------------------------------
                                       Philippe Anglaret
                                       Chairman of the Board and President


                                   FRAMATOME CONNECTORS INTERNATIONAL S.A.


                                   By: /s/ Philippe Anglaret
                                       -------------------------------------
                                       Philippe Anglaret
                                       Chairman and President


                                   FRAMATOME S.A.


                                   By: /s/ Dominique Vignon
                                       -------------------------------------
                                       Dominique Vignon
                                       Chairman and Chief Executive Officer


                                   FRAMATOME CONNECTORS USA HOLDING INC.


                                   By: /s/ Philippe Anglaret
                                       -------------------------------------
                                       Philippe Anglaret
                                       President and Chief Executive Officer